John Deere Owner Trust 2003	Exhibit 99.1
Statement to Certificateholder

$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates

Payment Date:	15-Apr-04
(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$13,246,093.35
per $1,000 original principal amount:	$67.24
(b) A-2 Notes:	$13,237,638.92
per $1,000 original principal amount:	$70.79
(c) A-3 Notes:	($0.00)
per $1,000 original principal amount:	($0.00)
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$367,613.93
per $1,000 original principal amount:	$24.26
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$26,851,346.20
(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$12,333.12
per $1,000 original principal amount:	$0.06
(b) A-2 Notes:	$204,141.67
per $1,000 original principal amount:	$1.09
(c) A-3 Notes:	$301,316.67
per $1,000 original principal amount:	$1.49
(d) A-4 Notes:	$302,966.67
per $1,000 original principal amount:	$2.03
(e) B Notes:	$25,376.25
per $1,000 original principal amount:	$1.68
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$846,134.38
(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$173,762,361.08
(ii) A-2 Note Pool Factor:	0.9292105
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$14,782,386.07
(ii) B Note Pool Factor:	0.9757351
(f) (i) Certificate Balance	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at end of related Collection Period:	$547,091,417.15
(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$541,417,167.71
(6) Amount of Servicing Fee:	$472,724.88
per $1,000 original principal amount:	0.6238973
(7) Amount of Administration Fee:	$100.00
(8) Aggregate Purchase Amounts for Collection Period:	$0.00
(9) Amount in Reserve Account:	$13,259,692.00
Specified Reserve Account Balance:	$13,259,692.00
(10) Aggregate amount of Realized Losses for the Collection Period:	$84,329.92
(11) Amount of Payments that are more than 60 days past due:	$1,345,982.00